Exhibit 99.3

Unaudited Pro Forma Condensed Combined Financial Information, and Related Notes Thereto, of Panbela Holdings, Inc.
As of and for the Fiscal Quarter ended March 31, 2022 and for the Fiscal Year ended December 31, 2021

The following unaudited pro forma condensed combined financial statements of Panbela Therapeutics, Inc., formerly known as Canary Merger Holdings, Inc. (“HoldCo”), are based on the historical consolidated financial statements of Panbela Research, Inc. formerly known as Panbela Therapeutics, Inc. (“Panbela”) and the historical consolidated financial statements of Cancer Prevention Pharmaceuticals, Inc. (“CPP”) as adjusted to give effect to the mergers, which resulted in Panbela and CPP each becoming wholly owned subsidiaries of HoldCo. The transaction is expected to be accounted for as an asset acquisition. The unaudited pro forma condensed combined statements of operations for quarter-ended March 31, 2022 give effect to the acquisition as if it had occurred on January 1, 2022, and the unaudited pro forma condensed combined statements of operations for year-ended December 31, 2021 give effect to the acquisition as if it had occurred on January 1, 2021. The unaudited pro forma condensed combined balance sheets as of March 31, 2022 and December 31, 2021 give effect to the acquisition of CPP as if it had occurred on those days. The transaction accounting adjustments for the acquisition consist of those necessary to account for the acquisition and are based on available information and on assumptions that Panbela believes are reasonable under the circumstances to reflect, on a pro forma basis, the impact of the acquisition of CPP on the historical financial statements of Panbela. No pro forma adjustments were required to confirm CPP’s accounting policies to Panbela’s accounting policies, which policies are also expected to be adopted by HoldCo without revision. Adjustments are discussed in greater detail below.

The pro forma combined financial statements do not necessarily reflect what the combined company’s financial condition or results of operations would have been had the acquisition and the related financing occurred on the dates indicated. They also may not be useful in predicting the future financial condition and results of operations of HoldCo. HoldCo and Panbela’s actual financial conditions and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

Panbela has performed a preliminary valuation analysis of the fair market value of CPP’s assets to be acquired and liabilities to be assumed. Using total consideration for the acquisition, Panbela has estimated the allocations of such assets and liabilities. The following table summarizes the allocation of the preliminary purchase price as if a closing occurred on March 31, 2022. The pro forma financial information has been prepared by Panbela in accordance with Article 11 of Regulation S-X.

Panbela Therapeutics, Inc.
Unaudited Pro Forma Condensed Combined Balance Sheet
As of March 31, 2022
(in thousands)

	Panbela Therapeutics, Inc.	Cancer Prevention Pharmaceuticals, Inc.	Pro Forma Adjustments	Total
ASSETS
Current assets:
Cash and cash equivalents	$7,386	$217		$7,603
Accounts receivable	0	0		0
Prepaid expenses and other current assets	182	287		469
Income tax receivable	365	0		365
Total current assets	7,933	504		8,437
Acquired in-process research and development	0	0		0	(1a)
Other noncurrent assets	3,155	0		3,155
Total assets	$11,088	$504		$11,592

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$3,986	$805		$4,791
Accrued expenses	521	111	2,496	3,128	(1b)
Current portion of long-term debt		13,432	(11,743)	1,689	(1e)
Warrant Liability		127		127
Total current liabilities	4,507	14,475		9,735
Long-term debt	0	1,818	3,376	5,194	(1e)
Total liabilities	4,507	16,293		14,929

Redeemable preferred stock	0	12,526	(12,526)	0	(1c)

Stockholders' equity:
Common stock	13	3	5	21	(1c)
Additional paid-in capital	66,561	8,319	(8,319)	66,561	(1c)
Accumulated deficit	(59,827)	(36,637)	26,711	(69,753)	(1d)
Accumulated comprehensive (loss) income	(166)	0		(166)	(1c)
Total stockholders' equity	6,581	(28,315)		(3,337)
Total liabilities, temporary equity and stockholders' equity	$11,088	$504		$11,592

(1a) Reflects the preliminary estimated fair value associated with acquired in-process research and development ("IPR&D") based on the asset acquisition method of accounting and will be expensed immediately as the assets have no alternative future use.

(1b) Reflects the accrual adjustment of estimated additional transaction costs ($1,959 thousand) and severance costs ($537 thousand) related to the merger not included in the historical financial statements.

(1c) Reflects the stock consideration component of the merger and the elimination of CPP's historical common stock and preferred stock, additional paid-in-capital and accumulated other comprehensive loss.

(1d) Reflects the adjustment to accumulated deficit (e.g., elimination of historical deficit, accrual of transaction costs, accrual of severance costs).
(1e) Reflects adjustment for remaining debt obligations and accrued interest.

Panbela Therapeutics, Inc.
Unaudited Pro Forma Condensed Combined Statement of Operations
As of March 31, 2022
(in thousands)

	Panbela Therapeutics, Inc.	Cancer Prevention Pharmaceuticals, Inc.	Pro Forma Adjustments	Total
Revenue	$-	$84		$84

Operating expenses:
Cost of revenue	0	0		0
Research and development	2,208	231	24,643	27,082	(2a)
General and administrative	1,796	695	2,496	4,987	(2b)
Operating loss	(4,004)	(842)		(31,985)

Other income (expense):
Interest income (expense), net	(2)	(203)	(60)	(265)	(2d)
Gain on debt forgiveness	0	0		0
Change in fair value of warrant liability	0	0		0
Other income (expense)	311	63		374
Total other income (expense)	309	(140)		109
Loss before income tax benefit				0

Income tax benefit	29			29

Net loss	(3,666)	(982)		(31,847)
Foreign currency translation adjustment	(299)	0		517
Comprehensive loss	$(3,965)	$(982)		$(31,330)

Basic and diluted net loss per share	$(0.27)			$(1.53)
Weighted average shares outstanding (basic and diluted)	13,445,732		7,328,313	20,774,045	(2c)

(2a) Reflects the preliminary estimated fair value associated with acquired in-process research and development ("IPR&D") based on the asset acquisition method of accounting and will be expensed immediately as the assets have no alternative future use.

(2b) Reflects the adjustment to general and administrative expense to record estimated transaction costs ($1,959 thousand) and severance costs ($537 thousand) not included in the historical financial statements.

(2c) Reflects the adjustment as a result of issuance of shares of the Company's common stock upon close of the transaction, at which point the Company expects 20,774,045 to be authorized and outstanding.

(2d) Reflects adjustment for remaining interest expense associated with remaining debt obligations.

Panbela Therapeutics, Inc.
Unaudited Pro Forma Condensed Combined Balance Sheet
As of December 31, 2021
(in thousands)

	Panbela Therapeutics, Inc.	Cancer Prevention Pharmaceuticals, Inc.	Pro Forma Adjustments	Total
ASSETS
Current assets:
Cash and cash equivalents	$11,867	$696		$12,563
Accounts receivable	0	111		111
Prepaid expenses and other current assets	91	157		248
Income tax receivable	321	28		349
Total current assets	12,279	991		13,270
Acquired in-process research and development	0	0		0	(1a)
Other noncurrent assets	593	0		593
Total assets	$12,872	$991		$13,863

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$640	$524		$1,164
Accrued expenses	2,020	99	2,496	4,615	(1b)
Current portion of long-term debt	0	1,293	(604)	689	(1e)
Warrant Liability	0	127		127
Total current liabilities	2,660	2,044		6,596
Long-term debt	0	13,755	(7,561)	6,194	(1e)
Total liabilities	2,660	15,799		12,790

Redeemable preferred stock	0	12,526	(12,526)	0	(1c)

Stockholders' equity:
Common stock	13	3	6	21	(1c)
Additional paid-in capital	66,227	8,319	(8,319)	66,227	(1c)
Accumulated deficit	(56,161)	(35,655)	26,508	(65,308)	(1d)
Accumulated comprehensive (loss) income	133	0		133	(1c)
Total stockholders' equity	10,212	(27,333)		1,074
Total liabilities, temporary equity and stockholders' equity	$12,872	$991		$13,863

(1a) Reflects the preliminary estimated fair value associated with acquired in-process research and development ("IPR&D") based on the asset acquisition method of accounting and will be expensed immediately as the assets have no alternative future use.

(1b) Reflects the accrual adjustment of estimated additional transaction costs ($1,959 thousand) and severance costs ($537 thousand) related to the merger not included in the historical financial statements.

(1c) Reflects the stock consideration component of the merger and the elimination of CPP's historical common stock and preferred stock, additional paid-in-capital and accumulated other comprehensive loss.

(1d) Reflects the adjustment to accumulated deficit (e.g., elimination of historical deficit, accrual of transaction costs, accrual of severance costs).
(1e) Reflects adjustment for remaining debt obligations and accrued interest.

Panbela Therapeutics, Inc.
Unaudited Pro Forma Condensed Combined Statement of Operations
As of December 31, 2021
(in thousands)

	Panbela Therapeutics, Inc.	Cancer Prevention Pharmaceuticals, Inc.	Pro Forma Adjustments	Total
Revenue	$-	$4,542		$4,542

Operating expenses:
Cost of revenue	0	1,002		1,002
Research and development	5,423	1,193	24,643	31,259	(2a)
General and administrative	4,587	1,431	2,496	8,514	(2b)
Operating loss	(10,010)	916		(36,233)

Other income (expense):
Interest income (expense), net	(11)	(804)	541	(274)	(2d)
Gain on debt forgiveness	0	301		301
Change in fair value of warrant liability	0	59		59
Other income (expense)	(602)	(158)		(760)
Total other income (expense)	(613)	(602)		(674)
Loss before income tax benefit				0

Income tax benefit	488	0		488

Net loss	(10,135)	314		(36,419)
Foreign currency translation adjustment	517	0		517
Comprehensive loss	$(9,618)	$314		$(35,902)

Basic and diluted net loss per share	$(0.87)			$(1.75)
Weighted average shares outstanding (basic and diluted)	11,709,035		9,065,010	20,774,045	(2c)

(2a) Reflects the preliminary estimated fair value associated with acquired in-process research and development ("IPR&D") based on the asset acquisition method of accounting and will be expensed immediately as the assets have no alternative future use.

(2b) Reflects the adjustment to general and administrative expense to record estimated transaction costs ($1,959 thousand) and severance costs ($537 thousand) not included in the historical financial statements.

(2c) Reflects the adjustment as a result of issuance of shares of the Company's common stock upon close of the transaction, at which point the Company expects 20,774,045 to be authorized and outstanding.

(2d) Reflects adjustment for remaining interest expense associated with remaining debt obligations.

This preliminary purchase price allocation has been used to prepare the transaction accounting adjustments in the pro forma balance sheet and income statement. The final purchase price allocation will be determined when Panbela has completed the detailed valuations and necessary calculations. The final allocation is expected to be completed in a future report to be filed with the SEC by HoldCo within the applicable transition period and could differ materially from the preliminary allocation used in the transaction accounting adjustments. The final allocation may include changes in fair values of acquired in-process research and development intangible assets and other changes to assets and liabilities.

Disclosures of estimated purchase price calculation

Estimated consideration of approximately $8,854 thousand is based on the Company's closing share price of $1.25 on June 13, 2022 (as adjusted for issuance of shares of the Company's common stock upon close of the transaction), as well as estimated transaction costs of $1,959 thousand. The value of purchase price consideration will change based on fluctuations in the share price of the Company's common stock on the closing date. The Company believes that a 10% fluctuation in the market price of its common stock is reasonably possible based on historical volatility, and the potential effect on the purchase price would be:

	Company's share price (as reported)	Company's share price (as adjusted)	Purchase price
As presented	$1.25	$0.74	$8,854
10% increase	$1.38	$0.81	$9,544
10% decrease	$1.13	$0.66	$8,165

Contingent consideration has not been recognized as part of the purchase price calculation as the purchase will be accounted for as an asset acquisition and it is neither probable nor estimable that such payments will occur.